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Exhibit 4.2

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                          FIRST SUPPLEMENTAL INDENTURE



                                 by and between



                                TOM'S FOODS INC.



                                       and



                       IBJ SCHRODER BANK & TRUST COMPANY,



                                   as Trustee

                          -----------------------------

                          Dated as of February 27, 1998

                          -----------------------------




                                  Relating to:

                                   $70,000,000
                      10 1/2% Senior Secured Notes due 2004



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                          FIRST SUPPLEMENTAL INDENTURE


                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 27, 1998, by and between Tom's Foods Inc., a Delaware corporation, as Issuer (the "Company") and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee and as Collateral Agent (in either or both of such capacities, the "Trustee"):



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                                   WITNESSETH


                  WHEREAS, the Company has heretofore entered into an Indenture of Trust, dated as of October 14, 1997 (the "Original Indenture") by and between the Company and the Trustee;

                  WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Original Indenture, as supplemented;

                  WHEREAS, the Original Indenture contains certain ambiguities and inconsistencies with respect to the treatment of proceeds of sales of Collateral other than proceeds of sales of Collateral which constitute Asset Sales;

                  WHEREAS, the Original Indenture provides that it may be amended, waived or supplemented to cure any ambiguity, defect or inconsistency, without notice to or consent of any Holder;

                  WHEREAS, the Company deems it desirable to amend the Original Indenture as set forth and described herein; and

                  WHEREAS, all of the requirements and conditions set forth in the Original Indenture for the amendment thereof have been satisfied (or will be satisfied prior to execution and delivery of this First Supplemental Indenture).

                  NOW, THEREFORE, in consideration of this First Supplemental Indenture and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                          CONDITIONS PRECEDENT TO THIS
                          FIRST SUPPLEMENTAL INDENTURE


                  This First Supplemental Indenture is conditioned upon the receipt by the Trustee of:

                  (i) This First Supplemental Indenture duly executed by the Company;

(ii) A certificate of (a) the Secretary or Assistant Secretary of the Company certifying: (I) a copy of the Unanimous Written Consent of the Company's board of directors authorizing and directing the execution, delivery and performance of this First Supplemental Indenture; and (II) the names and true signatures of the officers of the Company authorized to sign this First Supplemental Indenture; and (b) an Authorized Officer of the Company (I) as to such matters required under the Original Indenture; and (II) as to such matters as the Trustee may reasonably request;

(iii) An Opinion of McDermott, Will & Emery, counsel to the Company, as to (A) such matters required under the Original Indenture; and (B) as to such matters as the Trustee may reasonably request; and


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(iv) Such other documents as the Trustee may reasonably request.


                                   ARTICLE II
                        AMENDMENTS TO ORIGINAL INDENTURE


         Section 2.01. Purpose of Amendments. In order to clarify the ambiguities and correct the inconsistencies in the Original Indenture with respect to the treatment of proceeds of sales of Collateral other than proceeds of sales of Collateral which constitute Asset Sales, the Company and the Trustee have agreed to certain amendments to the Original Indenture.

         Section 2.02. Amendment to Section 1.1. Section 1.1 of the Original Indenture is hereby amended as follows:

(i) The definition of "Related Business Investment" is amended to read in its entirety:

" "Related Business Investment" means any Investment, capital expenditure or other expenditure by the Company which is related to the business of the Company and its Restricted Subsidiaries as it is conducted on the date of the sale of the Collateral giving rise to the Net Cash Proceeds or net proceeds (as defined in Section 10.4(d)) to be reinvested ".

         Section 2.03. Amendments to Section 10.4. Section 10.4 of the Original Indenture is hereby amended as follows:

                  (i) The first paragraph of Section 10.4 is amended to read in its entirety:

" In addition to its rights under Sections 10.3 and 10.5, the Company (and any Restricted Subsidiary with respect to any Collateral pledged by such Restricted Subsidiary) shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any of the Collateral (other than Trust Moneys (but other than Trust Moneys constituting Collateral Proceeds or net proceeds (as defined in Section 10.4(d)), which are subject to release from the Lien of the Security Documents as provided under Article XI), upon compliance with the requirements and conditions of this Section 10.4, and the Trustee shall promptly release the same from the Lien of any of the Security Documents upon receipt by the Trustee (other than in the case of Section 10.4(d) of a Release Notice (as hereinafter defined) requesting such release and describing the property to be so released, together with delivery of the following, among other matters: ".

(ii) Section 10.4(b)(i)(2) is amended to read in its entirety:

" (2) the Collateral to be released is Trust Moneys representing net proceeds (as defined in Section 10.4(d)) that are not required or cannot possibly be required through the passage of time or otherwise, to be used to purchase the Securities pursuant to Section 4.14; ".

         Section 2.04. Amendment to Section 11.4. Section 11.4 of the Original Indenture is hereby amended as follows:


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                  (i) The first paragraph of Section 11.4 is amended to read in its entirety:

" To the extent that any Trust Moneys consist of (a) Net Cash Proceeds received by the Trustee pursuant to Section 4.14 or (b) net proceeds (as defined in Section 10.4(d)) of sales of Collateral which do not constitute Asset Sales, and the Company intends to reinvest such Net Cash Proceeds or net proceeds (as defined in Section 10.4(d)) in a manner that would constitute a Related Business Investment, such Trust Moneys may be withdrawn by the Company by the proper officer or officers of the Company, to reimburse the Company for expenditures made or to pay costs incurred by the Company in connection with such Related Business Investment, upon receipt by the Trustee of the following: ".


                                   ARTICLE III
                                  MISCELLANEOUS


         Section 3.01. Severability. If any provision of this First Supplemental Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         Section 3.02. Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of such shall constitute but one and the same instrument.

         Section 3.03. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

         Section 3.04. Captions. The captions and headings in this First Supplemental Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this First Supplemental Indenture.

         Section 3.05. Amendments and Supplements. This First Supplemental Indenture may be amended, changed or modified only as provided in Article IX of the Original Indenture.

         Section 3.06. Original Indenture. This First Supplemental Indenture is supplemental to the Original Indenture and all provisions of the Original Indenture, unless clearly amended hereby, shall remain in full force and effect and be applicable to this First Supplemental Indenture, and matters relating thereto as if set forth verbatim herein.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above.


TOM'S FOODS INC.


By:_____________________________
Name:___________________________
Title:____________________________


IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


By:____________________________
Name:__________________________
Title:___________________________